For Immediate Release


                      Aradyme Issues Letter to Shareholders

OREM, Utah - July 25, 2006 - Aradyme Corporation (OTCBB: ADYE), a data management company, today issued a letter to shareholders from James R. Spencer, chairman of the board and chief executive officer of Aradyme.

In the letter, Spencer provides an update of the company's activities and progress, results of recent initiatives, and the company's strategic direction moving forward.

To view a copy of Aradyme's letter to shareholders, please visit:
www.aradyme.com/investor.php?page=shareholder.

About Aradyme Corporation
-------------------------
Aradyme Corporation (OTCBB: ADYE) is a data management company that provides world-class solutions in data migration/conversion, data integration and application development. These solutions are made possible through a mix of proprietary next-generation database technologies, methodologies and experience that enables customers to simplify their data management efforts and substantially increase the quality of their data. By leveraging the Company's dynamic-schema database management system, which has been in development for more than 25 years, customers are able to bypass the limitations of traditional database technology and achieve greater flexibility in data handling. For more information about Aradyme, call (801)705-5000 or visit the Company's web site at http://www.aradyme.com.

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This release contains forward-looking statements. Forward-looking statements are not guarantees of future revenues, sales, agreements, events, growth or results. Forward-looking statements are subject to risks and uncertainties outside Aradyme's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Aradyme's annual report on Form 10-KSB for the fiscal year ended September 30, 2005, and other SEC reports.

Financial and Investor Contact:
Scott Mayfield
Chief Financial Officer
Aradyme Corporation
Phone: (801) 705-5032
scott.mayfield@aradyme.com

Media Contact:
Russell Arnold
Sr. Marketing Manager
Aradyme Corporation
Phone: (801)705-5020
russell.arnold@aradyme.com